UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 9, 2009

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 770,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries (“Enogex”), a midstream natural gas pipeline business with principal operations in Oklahoma.

          On April 9, 2009, the Company issued a press release announcing that the Company’s Board of Directors named Sean Trauschke as Vice President and Chief Financial Officer (“CFO”). Mr. Trauschke is expected to join the Company as Vice President on April 27, 2009 and to assume the duties of CFO shortly thereafter. Mr. Trauschke, 42, comes to the Company from Duke Energy (electric utility company), where he has served as Senior Vice President of Investor Relations and Financial Planning since 2007. From 2006 to 2007, Mr. Trauschke served as Vice President of Investor Relations at Duke Energy and from 2004 to 2006, Mr. Trauschke served as Vice President and Chief Risk Officer at Duke Energy. During his tenure at Duke Energy, Mr. Trauschke served in various leadership positions including general manager of business unit finance and various roles in treasury. Mr. Trauschke also served in a variety of purchasing and strategic sourcing roles before moving into finance. Mr. Trauschke holds a bachelor’s degree from the University of North Carolina at Charlotte and a master’s degree in business administration from the University of South Carolina. Mr. Trauschke also completed the Advanced Management Program at the Harvard Business School.

In connection with his appointment, the Company and Mr. Trauschke entered into an employment arrangement, the terms of which are summarized below. Under his employment arrangement, Mr. Trauschke’s initial base salary will be at the annual rate of $382,500. Mr. Trauschke will receive a cash signing bonus of $175,000, payable in two installments, $87,500 payable within 30 days of his start date, which is expected to be April 27, 2009, and the remaining $87,500 to be paid 120 days following his start date (provided he is still employed). If Mr. Trauschke voluntarily resigns or is terminated for cause within two years after his start date, he will forfeit the entire $175,000 signing bonus and must repay it (to the extent previously paid), including amounts withheld for taxes. Mr. Trauschke will also be eligible to participate in the OGE Energy Corp. Annual Incentive Compensation Plan for the 2009 plan year through a target individual award of 60% of his base salary. Mr. Trauschke will also receive an award of two grants of performance units under the OGE Energy Corp. 2008 Stock Incentive Plan. One grant will be for the performance period of April 1, 2009 to December 31, 2010 and will have a targeted payout of $150,000. The second grant will be for the performance period of April 1, 2009 to December 31, 2011 and will have a targeted payout of 105% of his base salary. Both grants will be based 75% on achievement of specified total shareholder return and 25% on achievement of specified growth in earnings per share and will be similar to the grants made to the Company’s other executive officers. If the Company should terminate Mr. Trauschke’s employment within two years of his start date, other than for cause, the Company shall pay Mr. Trauschke an amount equal to 1.5 times his then annual rate of base salary. Mr. Trauschke will also be provided relocation assistance, which includes, among other things, assistance up to a certain amount for house hunting trips, moving expenses, reimbursement of real estate commissions on the sale of his existing residence and interim living expenses. If Mr. Trauschke decides to terminate employment prior to his two year anniversary date, he agrees to repay the full amount of certain moving expenses.

          Scott Forbes, the Company’s Controller, Chief Accounting Officer and Interim CFO, will resume his responsibilities as the Company’s Controller and Chief Accounting Officer when Mr. Trauschke assumes his duties as CFO.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated April 9, 2009, announcing Sean Trauschke to join OGE Energy Corp. as CFO.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer
and Interim Chief Financial Officer

April 15, 2009